EXECUTION COPY


                                 SALE AGREEMENT


                   BONDABLE TRANSITION PROPERTY SALE AGREEMENT


                                     between


                          JCP&L TRANSITION FUNDING LLC
                                     Issuer


                                       and


                      JERSEY CENTRAL POWER & LIGHT COMPANY
                                     Seller


                            Dated as of June 11, 2002


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                                TABLE OF CONTENTS
                                -----------------
                                                                           Page
                                                                           ----

                                    ARTICLE I

                                   DEFINITIONS
   Section 1.01       Definitions...........................................1
   Section 1.02       Other Definitional Provisions.........................1

                                   ARTICLE II

             CONVEYANCE OF TRANSFERRED BONDABLE TRANSITION PROPERTY

   Section 2.01       Conveyance of Initial Transferred Bondable
                        Transition Property.................................2
   Section 2.02       Conditions to Conveyance of Bondable Transition
                        Property............................................3

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

   Section 3.01       Organization and Good Standing........................4
   Section 3.02       Due Qualification.....................................5
   Section 3.03       Power and Authority...................................5
   Section 3.04       Binding Obligation....................................5
   Section 3.05       No Violation..........................................5
   Section 3.06       No Proceedings........................................5
   Section 3.07       Approvals.............................................6
   Section 3.08       The Transferred Bondable Transition Property..........6
   Section 3.09       Solvency..............................................8

                                   ARTICLE IV

                             COVENANTS OF THE SELLER

   Section 4.01       Seller's Existence....................................9
   Section 4.02       No Liens or Conveyances...............................9
   Section 4.03       Use of Proceeds.......................................9
   Section 4.04       Delivery of Collections...............................9
   Section 4.05       Notice of Liens.......................................9
   Section 4.06       Compliance with Law..................................10
   Section 4.07       Covenants Related to Transferred Bondable
                        Transition Property................................10
   Section 4.08       Indemnification Notice...............................11
   Section 4.09       Protection of Title..................................11
   Section 4.10       Taxes................................................12


                                      (i)
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                                    ARTICLE V

                      ADDITIONAL UNDERTAKINGS OF THE SELLER

   Section 5.01       Liability of the Seller; Indemnities.................12
   Section 5.02       Merger or Consolidation of, or Assumption of the
                        Obligations of, the Seller.........................13
   Section 5.03       Limitation on Liability of the Seller and Others.....15

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

   Section 6.01       Amendment............................................15
   Section 6.02       Notices..............................................15
   Section 6.03       Assignment by Seller.................................16
   Section 6.04       Assignment to Trustee................................16
   Section 6.05       Limitations on Rights of Others......................16
   Section 6.06       Severability.........................................16
   Section 6.07       Separate Counterparts................................16
   Section 6.08       Headings.............................................16
   Section 6.09       Governing Law........................................16
   Section 6.10       Nonpetition Covenant.................................16



EXHIBIT A - Bill of Sale..................................................A-1

APPENDIX A - Master Definitions

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                                      (ii)

         BONDABLE TRANSITION PROPERTY SALE AGREEMENT, dated as of June 11, 2002, by and between JCP&L TRANSITION FUNDING LLC, a Delaware limited liability company, as Issuer (the "Issuer"), and JERSEY CENTRAL POWER & LIGHT COMPANY, a New Jersey corporation, in its capacity as Seller (the "Seller") hereunder.

                              W I T N E S S E T H:


         WHEREAS the Issuer desires to purchase from time to time Bondable Transition Property created pursuant to the Competition Act and the Financing Order;

         WHEREAS the Seller is willing to sell Bondable Transition Property to the Issuer;

         WHEREAS the Issuer, in order to finance the purchase of the Transferred Bondable Transition Property, will from time to time issue Transition Bonds under the Indenture; and

         WHEREAS the Issuer, to secure its obligations under the Transition Bonds and the Indenture, will pledge its right, title and interest in, to and under the Transferred Bondable Transition Property to the Trustee for the benefit of the owners of the Transition Bonds.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.01 DEFINITIONS. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in Appendix A of the Indenture dated as of June 11, 2002 between the Issuer and The Bank of New York, as Trustee (the "Trustee").

         SECTION 1.02  OTHER DEFINITIONAL PROVISIONS.

         (a) Non-capitalized terms used herein that are defined in the Competition Act, as the context requires, have the meanings assigned to such terms in the Competition Act, but without giving effect to amendments to the Competition Act after the date hereof which have a material adverse effect on the Issuer or the owners of the Transition Bonds.

         (b) All terms defined in this Sale Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

         (c) The words "hereof", "herein", "hereunder" and words of similar import when used in this Sale Agreement refer to this Sale Agreement as a whole and not to any particular provision of this Sale Agreement; Article, Section, Schedule and Exhibit references contained in this Sale Agreement are references to Articles, Sections, Schedules and Exhibits in or to this Sale Agreement unless otherwise specified; and the term "including" means "including without limitation".

         (d) The definitions contained in this Sale Agreement are applicable to the singular as well as the plural forms of such terms.

                                   ARTICLE II

             CONVEYANCE OF TRANSFERRED BONDABLE TRANSITION PROPERTY

         SECTION 2.01  CONVEYANCE OF INITIAL TRANSFERRED BONDABLE
TRANSITION PROPERTY.

         (a) In consideration of the Issuer's payment to or upon the order of the Seller of $320,000,000, less the underwriting discount and original issue discount for the Transition Bonds in the aggregate amount of $1,894,343, or $318,105,657 (the "Initial Purchase Price") by wire transfer of funds immediately available on the date hereof to Seller's account no. 3878-1543 at Citibank Delaware, New Castle, Delaware, routing transit ABA# 05300219, subject to the conditions specified in Section 2.02, the Seller does hereby irrevocably sell, transfer, assign and otherwise convey to the Issuer, without recourse (subject to the obligations of the Seller herein), all right, title and interest of the Seller in, to and under the Initial Transferred Bondable Transition Property identified in the Bill of Sale delivered pursuant to Section 2.02(a) on or prior to the Initial Transfer Date (such sale, transfer, assignment and conveyance of the Initial Transferred Bondable Transition Property to include, to the fullest extent permitted by the Competition Act, the New Jersey UCC and the Delaware UCC, and to the extent the Seller has any interest in any thereof, the assignment of all revenues, collections, claims, rights, payments, money or proceeds of or arising from the Transition Bond Charges related to the Initial Transferred Bondable Transition Property, as the same may be adjusted from time to time). Such sale, transfer, assignment and conveyance of the Initial Transferred Bondable Transition Property is hereby expressly stated to be a sale or other absolute transfer and, pursuant to Section 23.a. of the Competition Act, shall constitute a sale or other absolute transfer of all of the Seller's right, title and interest in, to and under, and not a borrowing secured by, the Initial Transferred Bondable Transition Property. The preceding sentence is the statement referred to in Section 23.a. of the Competition Act. The Seller agrees and confirms that upon payment of the Initial Purchase Price and the execution and delivery of this Sale Agreement and the related Bill of Sale, the Seller shall have no right, title or interest in, to or under the Initial Transferred Bondable Transition Property.

         (b) Subject to the conditions specified in Section 2.02, the Issuer does hereby purchase the Initial Transferred Bondable Transition Property from the Seller for the consideration set forth in clause (a) above.

         (c) The Seller and the Issuer each acknowledge and agree that the Initial Purchase Price for the Initial Transferred Bondable Transition Property sold pursuant to this Sale Agreement is equal to its fair market value at the time of sale.


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         (d)  The Seller and the Issuer further agree that from time to time the
Seller may offer to sell, transfer, assign and convey, and the Issuer may purchase, Subsequent Transferred Bondable Transition Property as of Subsequent Transfer Dates, subject to the conditions specified in Section 2.02, in exchange for consideration to be agreed upon (the "Subsequent Purchase Price"). The
Seller and the Issuer hereby agree that each such sale, transfer, assignment and conveyance of any Subsequent Transferred Bondable Transition Property shall include, to the fullest extent permitted by the Competition Act, the New Jersey UCC and the Delaware UCC, the assignment of all revenues, collections, claims, rights, payments, money or proceeds of or arising from the Transition Bond Charges related to the Subsequent Transferred Bondable Transition Property, as the same may be adjusted from time to time. Such sale, transfer, assignment and conveyance of the Subsequent Transferred Bondable Transition Property is hereby expressly stated to be a sale or other absolute transfer and, pursuant to
Section 23.a. of the Competition Act, shall constitute a sale or other absolute transfer of all of the Seller's right, title and interest in, to and under, and not a borrowing secured by, the Subsequent Transferred Bondable Transition Property. The preceding sentence is the statement referred to in Section 23.a.
of the Competition Act. The Seller agrees and confirms that after giving effect to any sale contemplated by this clause (d) and the execution and delivery of the related Bill of Sale, the Seller shall have no right, title or interest in, to or under the Subsequent Transferred Bondable Transition Property.

         (e) Notwithstanding the foregoing, in the event that any sale, transfer, assignment and conveyance of any Transferred Bondable Transition Property is determined by a court of competent jurisdiction not to be a true and absolute sale as contemplated by the parties hereto and by the Competition Act, then such sale, transfer, assignment and conveyance shall be treated as a pledge of such Transferred Bondable Transition Property and the Seller shall be deemed to have granted, and does hereby grant, as of the date hereof a security interest in such Transferred Bondable Transition Property to the Issuer to secure a payment obligation incurred by the Seller in the amount paid by the Issuer for the Transferred Bondable Transition Property.

         SECTION 2.02  CONDITIONS TO CONVEYANCE OF BONDABLE TRANSITION
PROPERTY. The obligation of the Seller to sell, and the obligation of the Issuer to purchase, Bondable Transition Property upon any Transfer Date shall be subject to and conditioned upon the satisfaction or waiver of each of the following conditions:

         (a) on or prior to the Transfer Date, the Seller shall deliver to the Issuer a duly executed Bill of Sale identifying the Bondable Transition Property to be conveyed as of that date, substantially in the form of Exhibit A;

         (b) as of the Transfer Date, no breach by the Seller of its representations, warranties or covenants in this Sale Agreement shall exist and the Seller shall have delivered to the Issuer and the Trustee an Officers' Certificate to such effect and no Servicer Default shall have occurred and be continuing;

         (c)  as of the Transfer Date:

              (i) the Issuer shall have sufficient funds available to pay the purchase price for the Transferred Bondable Transition Property to be conveyed on such date; and


                                       3
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              (ii) all conditions set forth in the Indenture to the issuance of one or more Series of Transition Bonds intended to provide such funds shall have been satisfied or waived;

         (d) on or prior to the Transfer Date, the Seller shall have taken all actions required under the Competition Act, the Financing Order, the New Jersey UCC and the Delaware UCC, including, without limitation, filings under the New Jersey UCC and the Delaware UCC, to transfer to the Issuer ownership of the Transferred Bondable Transition Property to be conveyed on such date, free and clear of all Liens other than Liens created by the Issuer pursuant to the Indenture, and the Issuer shall have taken any action required for the Issuer to grant to the Trustee a valid perfected security interest in the Collateral and maintain such security interest as of such date, including any filings under the New Jersey UCC and the Delaware UCC;

         (e) in the case of any sale of Subsequent Transferred Bondable Transition Property only, the Seller shall have provided the Issuer and each Rating Agency with a notice specifying the Subsequent Transfer Date for the Subsequent Transferred Bondable Transition Property not later than ten days prior to such Subsequent Transfer Date;

         (f) the Seller shall have delivered to each Rating Agency any Opinions of Counsel requested by the Rating Agencies;

         (g) the Seller shall have delivered to the Trustee and the Issuer an Officers' Certificate confirming the satisfaction of each condition precedent specified in this Section 2.02; and

         (h) the Seller shall have received the Initial Purchase Price or the Subsequent Purchase Price, as applicable, in funds immediately available on the applicable Transfer Date.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF The SELLER

         As of each Transfer Date, the Seller makes the following representations and warranties on which the Issuer has relied and will rely in acquiring Transferred Bondable Transition Property. The following representations and warranties are made under existing law as in effect as of such Transfer Date. The Seller shall not be in breach of any representation or warranty herein as a result of a change in law occurring after such Transfer Date. The representations and warranties shall survive the sale of Transferred Bondable Transition Property to the Issuer and the pledge thereof to the Trustee pursuant to the Indenture. The Seller agrees that the Issuer will have the right to assign the right to enforce the following representations and warranties to the Trustee for the benefit of the Transition Bondholders. The Seller agrees that the representations and warranties inure to the benefit of the Issuer and the Trustee for the benefit of the Transition Bondholders.

         SECTION 3.01 ORGANIZATION AND GOOD STANDING. The Seller is a corporation duly organized and in good standing under the laws of the State of New Jersey, with the full corporate power and authority to own its properties and conduct its business as currently owned and conducted.


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         SECTION 3.02  DUE QUALIFICATION. The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualifications, licenses or approvals (except where the failure to so qualify and to obtain such licenses and approvals would not be reasonably likely to have a material adverse effect on the Seller's business, operations, assets, revenues, properties or prospects).

         SECTION 3.03 POWER AND AUTHORITY. The Seller has the full corporate power and authority to execute and deliver this Sale Agreement and to carry out its terms; the Seller has the full corporate power and authority to own the Bondable Transition Property and to sell, transfer, assign and otherwise convey the Transferred Bondable Transition Property to the Issuer, and the Seller has duly authorized such sale, transfer, assignment and conveyance to the Issuer by all necessary corporate action; and the execution, delivery and performance of this Sale Agreement have been duly authorized by the Seller by all necessary corporate action.

         SECTION 3.04 BINDING OBLIGATION. Each of the Sale Agreement and the Bill of Sale constitutes a legal, valid and binding obligation enforceable against the Seller in accordance with its terms, subject to bankruptcy, receivership, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

         SECTION 3.05 NO VIOLATION. The execution and delivery by the Seller of each of this Sale Agreement and the Bill of Sale, the performance by the Seller of the transactions contemplated by each of the Sale Agreement and the Bill of Sale and the fulfillment by the Seller of the terms of this Sale Agreement and the Bill of Sale do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the Restated Certificate of Incorporation or By-Laws of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which the Seller is bound, or result in the creation or imposition of any lien upon any of the Seller's properties pursuant to the terms of any such indenture, agreement or other instrument, except as contemplated by each of the Basic Documents, or violate any law or any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.

         SECTION 3.06 NO PROCEEDINGS. Except as disclosed in the prospectus dated May 13, 2002 and the related prospectus supplement dated June 4, 2002, of the Issuer, relating to the Transition Bonds (together, the "Prospectus"), there are no proceedings or investigations pending or, to the Seller's best knowledge, threatened, before any court, federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties:

         (a) asserting the invalidity of any of the Basic Documents or the Transition Bonds;

         (b) seeking to prevent the issuance of the Transition Bonds or the consummation of any of the transactions contemplated by the Basic Documents or the Transition Bonds;

         (c) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Seller or the Issuer of their respective obligations under, or the validity or enforceability of, the Basic Documents or the Transition Bonds;

         (d) challenging the Seller's treatment of the Transition Bonds as debt of the Seller for federal and State income tax purposes; or

         (e) challenging the Competition Act, the Financing Order or the Restructuring Order (insofar as it relates to the sale, assignment or transfer of the Transferred Bondable Transition Property and the sale of the Transition Bonds).

         SECTION 3.07 APPROVALS. Except for the filing of financing statements and continuation statements under the New Jersey UCC and the Delaware UCC, no approval, authorization, consent, order or other action of, or filing with, any court, federal or State regulatory body, administrative agency or other governmental instrumentality is required in connection with the execution and delivery by the Seller and the Issuer of this Sale Agreement, the performance by the Seller and the Issuer of the transactions contemplated hereby or the fulfillment by the Seller and the Issuer of the terms hereof, except those that have been obtained or made.

         SECTION 3.08  THE TRANSFERRED BONDABLE TRANSITION PROPERTY.

         (a) Information. All information provided by the Seller to the Issuer with respect to the Transferred Bondable Transition Property is correct in all material respects.

         (b) Effect of Transfer. Each sale, transfer, assignment and conveyance herein contemplated constitutes a sale or other absolute transfer of all right, title and interest of the Seller in, to and under the Transferred Bondable Transition Property from the Seller to the Issuer; upon execution and delivery of this Sale Agreement and the related Bill of Sale, the Seller will have no right, title or interest in, to or under the Transferred Bondable Transition Property; and the Transferred Bondable Transition Property would not be part of the estate of the Seller as debtor in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law.

         (c) Transfer Filings. The Seller is the sole owner of the Transferred Bondable Transition Property sold to the Issuer on the Transfer Date; and upon the execution and delivery of this Agreement and the related Bill of Sale, the Transferred Bondable Transition Property will have been validly sold, assigned, transferred and conveyed to the Issuer free and clear of all Liens other than Liens created by the Issuer pursuant to the Indenture. All actions or filings, including filings with the New Jersey Secretary of State and the Delaware Secretary of State under the New Jersey UCC and the Delaware UCC, respectively, necessary in any jurisdiction to give the Issuer a valid perfected ownership interest in the Transferred Bondable Transition Property and to grant to the


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


Trustee a perfected security interest in the Transferred Bondable Transition Property, free and clear of all Liens of the Seller or anyone else, other than the Issuer or the Trustee, have been made.

         (d)  Financing Order Irrevocable; Process Valid; No Litigation; Etc.

              (i) The Financing Order, as issued on February 6, 2002, has been issued by the BPU in accordance with the Competition Act, and such order and the process by which it was issued comply with all applicable laws, rules and regulations, including but not limited to the due process requirements of the United States Constitution and the New Jersey Constitution. The Financing Order has become effective pursuant to the Competition Act and is and as of the date of issuance of any Transition Bonds will be in full force and effect, final and non-appealable.

              (ii) As of the Series Issuance Date, the Transition Bonds of the related Series will be entitled to the protections provided by the Competition Act and, in accordance with the Competition Act, the Financing Order and the Transition Bond Charge authorized therein, subject to the periodic Transition Bond Charge Adjustments authorized in the Financing Order, have become irrevocable and, upon issuance, each Advice Letter will be irrevocable, final and uncontestable.

              (iii)

                   (A) Under the Competition Act, the State of New Jersey may not limit, alter or impair the Transferred Bondable Transition Property or other rights vested in the Seller, the Issuer and the Trustee (for the benefit of the Transition Bondholders) pursuant to the Financing Order until the Transition Bonds are fully paid and discharged, or in any way limit, alter, impair or reduce the value or amount of the Transferred Bondable Transition Property as approved by the BPU pursuant to the Financing Order; and

                   (B) Under the Contract Clauses of the United States Constitution and the New Jersey Constitution, the State of New Jersey, including the BPU, could not, absent a demonstration that such action was necessary to serve a significant and legitimate public purpose, constitutionally take any action of a legislative character, including the repeal or amendment of the Competition Act, which would substantially limit, alter or impair the Bondable Transition Property or other rights vested in the Transition Bondholders pursuant to the Financing Order, or substantially limit, alter, impair or reduce the value or amount of the Bondable Transition Property, unless such action is a reasonable exercise of the State of New Jersey's sovereign powers and of a character reasonable and appropriate to the public purpose justifying such action, and under the Takings Clauses of the United States and New Jersey Constitutions, the State of New Jersey could not repeal or amend the Competition Act or take any other action in contravention of its pledge and agreement quoted above without paying just compensation to the Transition Bondholders, as determined by a court of competent jurisdiction, if doing so would constitute a permanent appropriation of a substantial property interest of the Transition Bondholders in the Bondable Transition Property and deprive the Transition Bondholders of their reasonable expectations arising from their investments in the Transition Bonds. There is no assurance, however, that, even if a court were to award just compensation, it would be sufficient to pay the full amount of principal of and interest on the Transition Bonds.

              (iv) There is no order by any court providing for the revocation, alteration, limitation or other impairment of the Competition Act, the Financing Order, the Restructuring Order (insofar as it relates to the sale of the Transferred Bondable Transition Property), any Advice Letter, the Transferred Bondable Transition Property or the Transition Bond Charge or any rights arising under any of them or to enjoin the performance of any obligations under the Financing Order.

              (v) No other approval, authorization, consent, order or other action of, or filing with, any court, federal or State regulatory body, administrative agency or other governmental instrumentality is required in connection with the creation, sale, transfer, assignment or conveyance of the Transferred Bondable Transition Property, except those that have been obtained or made.

         (e) Assumptions. The assumptions used in calculating the Transition Bond Charge in any Advice Letter delivered by the Seller to the BPU pursuant to the Financing Order are reasonable and made in good faith.

         (f)  Creation of Transferred Bondable Transition Property.

              (i) For purposes of the Competition Act, the New Jersey UCC and the Delaware UCC, the Transferred Bondable Transition Property, upon transfer thereof to the Issuer, will constitute a presently existing property right;

              (ii) the Bondable Transition Property includes, without limitation, (A) the irrevocable right of the Seller to charge, collect and receive, and be paid from collections of, the Transition Bond Charge in the amounts necessary to provide for the full recovery of the Bondable Stranded Costs which have been determined to be recoverable in the Financing Order and (B) all rights of the Seller under the Financing Order, including all rights to obtain periodic adjustments of the Transition Bond Charge pursuant to the Competition Act, and all revenues, collections, payments, money and proceeds arising under, or with respect to, all of the foregoing;

              (iii) the Bondable Transition Property is not subject to any Lien created by a previous indenture; and

              (iv) the Financing Order, including the right to collect the Transition Bond Charge, has become irrevocable.

         SECTION 3.09 SOLVENCY. After giving effect to the sale, transfer, assignment and conveyance of any Transferred Bondable Transition Property hereunder, the Seller:

         (a)  is solvent and expects to remain solvent;

         (b) is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purposes;

         (c) is not engaged in, nor does it expect to engage in, a business for which its remaining property represents an unreasonably small portion of its capital;

         (d) reasonably believes that it will be able to pay its debts as they come due; and

         (e) is able to pay its debts as they mature and does not intend to incur, or does not believe that it will incur, indebtedness that it will not be able to repay at its maturity.

                                   ARTICLE IV

                             COVENANTS OF THE SELLER

     The Seller makes the following covenants and agrees that these covenants inure to the benefit of the Issuer and the Trustee for the benefit of the Transition Bondholders.

         SECTION 4.01 SELLER'S EXISTENCE. So long as any of the Transition Bonds are outstanding, the Seller shall keep in full force and effect its existence as a corporation and remain in good standing under the laws of the jurisdiction of its organization, and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or will be necessary to protect the validity and enforceability of this Sale Agreement and each other instrument or agreement to which the Seller is a party necessary to the proper administration of this Sale Agreement and the transactions contemplated hereby.

         SECTION 4.02 NO LIENS OR CONVEYANCES. Except for the sales, transfers, assignments and conveyances hereunder, the Seller shall not sell, pledge, assign, transfer or otherwise convey to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any of the Transferred Bondable Transition Property, whether now existing or hereafter created, or any interest therein. The Seller shall not at any time assert any Lien against or with respect to any Transferred Bondable Transition Property, and shall defend the right, title and interest of the Issuer and the Trustee, as assignee of the Issuer, in, to and under the Transferred Bondable Transition Property, whether now existing or hereafter created, against all claims of third parties claiming through or under the Seller.

         SECTION 4.03 USE OF PROCEEDS. The Seller shall use the proceeds from the sale of the Bondable Transition Property in accordance with the Financing Order and the Competition Act.

         SECTION 4.04 DELIVERY OF COLLECTIONS. In the event that the Seller is no longer acting as the Servicer under the Servicing Agreement, if the Seller receives collections of the Transition Bond Charge with respect to the Transferred Bondable Transition Property or the proceeds thereof, the Seller shall pay the Servicer, on behalf of the Issuer, all payments received by the Seller in respect thereof as soon as practicable after receipt thereof by the Seller, but in no event later than two Business Days after such receipt.

         SECTION 4.05 NOTICE OF LIENS. The Seller shall notify the Issuer and the Trustee promptly after becoming aware of any Lien on any Transferred Bondable Transition Property other than the conveyances hereunder or under the Indenture.


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


         SECTION 4.06 COMPLIANCE WITH LAW. The Seller shall comply with its organizational or governing documents and all laws, treaties, rules, regulations and determinations of any governmental instrumentality applicable to the Seller, except to the extent that failure to so comply would not adversely affect the Issuer's or the Trustee's interests in the Transferred Bondable Transition Property or under any of the Basic Documents or the Seller's performance of its obligations hereunder or under any other Basic Document to which Seller is a party.

         SECTION 4.07 COVENANTS RELATED TO TRANSFERRED BONDABLE TRANSITION PROPERTY.

         (a) So long as any of the Transition Bonds are Outstanding, the Seller shall:

              (i) treat the Transition Bonds as debt of the Issuer and not of the Seller, except for financial accounting or tax reporting purposes;

              (ii) clearly disclose in its financial statements that it is not the owner of the Transferred Bondable Transition Property and that the assets of the Issuer are not available to pay creditors of the Seller or any of its Affiliates (other than the Issuer);

              (iii) clearly disclose the effects of all transactions between the Seller and the Issuer in accordance with generally accepted accounting principles; and

              (iv) not own or purchase any Transition Bonds.

         (b) The Seller agrees that upon the sale, transfer, assignment and conveyance by the Seller of the Transferred Bondable Transition Property to the Issuer pursuant to this Sale Agreement:

              (i) to the fullest extent permitted by law, including the Competition Act and applicable BPU Regulations, the Issuer shall have all of the rights originally held by the Seller with respect to the Transferred Bondable Transition Property (other than the rights exclusively conferred upon an electric public utility as set forth in the Competition Act), including the right to collect any amounts payable by any Customer or Third Party in respect of such Transferred Bondable Transition Property, notwithstanding any objection or direction to the contrary by the Seller; and

              (ii) any payment by any Customer or Third Party to the Issuer shall discharge such Customer's or such Third Party's obligations in respect of such Transferred Bondable Transition Property to the extent of such payment, notwithstanding any objection or direction to the contrary by the Seller.

         (c)  So long as any of the Transition Bonds are Outstanding:

              (i) in all proceedings relating directly or indirectly to the Transferred Bondable Transition Property, the Seller shall (A) affirmatively certify and confirm that it has sold the Transferred Bondable Transition Property to the Issuer (other than for financial accounting, state or federal regulatory or tax purposes) and (B) not make any statement or reference in respect of the Transferred Bondable Transition Property that is inconsistent with the ownership thereof by the Issuer (other than for financial accounting, state or federal regulatory or tax reporting purposes); and

              (ii) the Seller shall not take any action in respect of the Transferred Bondable Transition Property except as contemplated by the Basic Documents.

         SECTION 4.08 INDEMNIFICATION NOTICE. The Seller shall deliver an Officer's Certificate to the Issuer and Trustee promptly after having obtained knowledge of the occurrence of any event which requires or which, with the giving or notice or the passage of time or both, would require the Seller to make any indemnification payment pursuant to this Sale Agreement.

         SECTION 4.09 PROTECTION OF TITLE. The Seller shall execute and file such filings, and cause to be executed and filed such filings, and take all such actions, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interests of the Issuer and the Trustee in the Transferred Bondable Transition Property, including all filings required under the New Jersey UCC and the Delaware UCC relating to the transfer of the ownership of the Transferred Bondable Transition Property by the Seller to the Issuer and the pledge of the Transferred Bondable Transition Property by the Issuer to the Trustee. The Seller shall deliver (or cause to be delivered) to the Issuer and the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. The Seller shall institute any action or proceeding necessary to compel the performance by the BPU or the State of New Jersey of any of their obligations or duties under the Competition Act or the Financing Order, and the Seller agrees to take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, in each case as may be reasonably necessary:

     (a) to protect the Issuer and the Trustee for the benefit of the Transition Bondholders from claims, State actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation or warranty set forth in
          Article III or of any covenant set forth in this Article IV; or

     (b) to block or overturn any attempts to cause a repeal of, modification of or supplement to the Competition Act, the Financing Order, any Advice Letter, the Restructuring Order (to the extent it affects the rights of Transition Bondholders or the validity or value of the Bondable Transition Property), the Bondable Transition Property or the rights of the Transition Bondholders by legislative enactment or constitutional amendment that would be adverse to the Issuer, the Trustee or the Transition Bondholders.

The costs of any such actions or proceedings shall be reimbursed by the Issuer to the Seller from amounts on deposit in the Collection Account as an Operating Expense. The Seller's obligations pursuant to this Section 4.09 shall survive and continue notwithstanding that the payment of Operating Expenses pursuant to the Indenture may be delayed (it being understood that the Seller may be required to advance its own funds to satisfy its obligation hereunder). The Seller designates the Issuer as its agent and attorney-in-fact to execute any filings of financing statements, continuation statements or other instruments required of the Issuer pursuant to this Section 4.09, it being understood that the Issuer shall have no obligation to execute any such instruments. It is also understood that, subject to the provision of this Section 4.09, the Seller is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations hereunder, and that in the Seller's opinion may involve the Seller in any expense or liability.

         SECTION 4.10 TAXES. So long as any of the Transition Bonds are Outstanding, the Seller shall, and shall cause each of its subsidiaries to, pay all material taxes, assessments and governmental charges imposed upon it or any of its properties or assets (including any Bondable Transition Property which the Seller is deemed to own for tax purposes) or with respect to any of its franchises, business, income or property before any penalty accrues thereon if the failure to pay any such material taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a Lien on the Transferred Bondable Transition Property; provided, that no such tax need be paid if the Seller or one of its subsidiaries is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if the Seller or such subsidiary has established appropriate reserves as shall be required in conformity with generally accepted accounting principles.

                                   ARTICLE V

                      ADDITIONAL UNDERTAKINGS OF THE SELLER

         The Seller hereby undertakes the obligations contained in this Article V and agrees that the Issuer shall have the right to assign its rights with respect to such obligations to the Trustee for the benefit of the Transition Bondholders.

         SECTION 5.01 LIABILITY OF THE SELLER; INDEMNITIES.

         (a) The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Sale Agreement.

         (b) The Seller shall indemnify the Issuer, any Swap Counterparty and the Trustee, for itself and on behalf of the Transition Bondholders, and each of their respective officers, directors, managers, employees and agents, for, and defend and hold harmless each such person from and against, any and all taxes (other than any taxes imposed on the Transition Bondholders solely as a result of their ownership of the Transition Bonds) that may at any time be imposed on or asserted against any such person under existing law as of any Transfer Date as a result of the sale, transfer, assignment and conveyance of the Transferred Bondable Transition Property by the Seller to the Issuer, the acquisition or holding of the Transferred Bondable Transition Property by the Issuer or the issuance and sale by the Issuer of the Transition Bonds, including any sales, general corporation, personal property, privilege, franchise or license taxes not recovered by the Issuer through the Transition Bond Charge or through the Market Transition Charge, but excluding any taxes imposed as a result of a failure of such person to properly withhold or remit taxes imposed with respect to payments on any Transition Bond, it being understood that the Transition Bondholders shall be entitled to enforce their rights against the Seller under this Section 5.01(b) solely through a cause of action brought for their benefit by the Trustee.

         (c) The Seller shall indemnify the Issuer, any Swap Counterparty and the Trustee, for itself and on behalf of the Transition Bondholders, and each of their respective officers, directors, managers, employees and agents, for, and defend and hold harmless each such person from and against, (i) any and all amounts of principal of and interest on the Transition Bonds (including amounts owed to Holders of any floating rate Transition Bonds) not paid when due or when scheduled to be paid in accordance with their terms and the amount of any deposits to the Issuer required to have been made in accordance with the terms of the Basic Documents or the Financing Order which are not made when so required, in each case as a result of the Seller's breach of any of its representations, warranties or covenants contained in this Sale Agreement, and
(ii) any and all liabilities, obligations, claims, actions, suits or payments of any kind whatsoever that may be imposed on or asserted against any such Person, other than any liabilities, obligations or claims for, or payments of, principal of, or interest on, the Transition Bonds, together with any reasonable costs and expenses incurred by such Person, as a result of the Seller's breach of any of its representations, warranties or covenants contained in this Sale Agreement.

         (d) Indemnification under this Section 5.01 shall survive the resignation or removal of the Trustee and the termination of this Sale Agreement and shall include reasonable fees and expenses of investigation and litigation (including reasonable attorneys' fees and expenses). The Seller shall not indemnify any party under this Section 5.01 for any changes in law after the Transfer Date.

         (e)  The indemnification obligation of the Seller under this Section
5.01 shall be pari passu with all other general unsecured obligations of the Seller.

         SECTION 5.02 MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, THE SELLER. Any Person:

     (a) into which the Seller may be merged or consolidated and which succeeds to all or substantially all of the electric distribution business of the Seller,

     (b) which results from the division of the Seller into two or more Persons and which succeeds to all or substantially all of the electric distribution business of the Seller,

     (c) which may result from any merger or consolidation to which the Seller shall be a party and which succeeds to all or substantially all of the electric distribution business of the Seller,

     (d) which may succeed to the properties and assets of the Seller substantially as a whole and which succeeds to all or substantially all of the electric distribution business of the Seller, or

     (e) which may otherwise succeed to all or substantially all of the electric distribution business of the Seller,

which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Sale Agreement, shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Sale Agreement; provided, however, that

     (i) immediately after giving effect to such transaction, no representation, warranty or covenant made pursuant to Article III or
          Article IV, as the case may be, shall have been breached and no Servicer Default, and no event that, after notice or lapse of time, or both, would become a Servicer Default, shall have occurred and be continuing,

     (ii) the Seller shall have delivered to the Issuer and the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 5.02 and that all conditions precedent, if any, provided for in this Sale Agreement relating to such transaction have been complied with,

     (iii) the Seller shall have delivered to the Issuer and the Trustee an Opinion of Counsel either

         (A) stating that, in the opinion of such counsel, all filings to be made by the Seller, including New Jersey UCC filings and the Delaware UCC filings, that are necessary fully to preserve and protect fully the respective interests of the Issuer and the Trustee in the Transferred Bondable Transition Property have been executed and filed, and reciting the details of such filings, or

         (B) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interests,

     (iv) the Rating Agencies shall have received prior written notice of such transaction and

     (v) the Seller shall have delivered to the Issuer and the Trustee an opinion of independent tax counsel (as selected by, and in form and substance reasonably satisfactory to, the Seller, and which may be based on a ruling from the Internal Revenue Service) to the effect that, for federal income tax purposes, such consolidation or merger will not result in a material adverse federal income tax consequence to the Seller, the Issuer, the Trustee or the Holders of the Outstanding Transition Bonds.

The Seller shall not consummate any transaction referred to in clauses (a), (b),
(c), (d) or (e) above except upon execution of the above described agreement of assumption and compliance with clauses (i), (ii), (iii), (iv) and (v) above. When any Person acquires the properties and assets of the Seller substantially as a whole and becomes the successor to the Seller in accordance with the terms of this Section 5.02, then upon the satisfaction of all of the other conditions of this Section 5.02, the Seller shall automatically and without further notice be released from its obligations hereunder.

         SECTION 5.03 LIMITATION ON LIABILITY OF THE SELLER AND OTHERS. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person, respecting any matters arising hereunder. Subject to Section 4.09, the Seller shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Sale Agreement, and that in its opinion may involve it in any expense or liability.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

         SECTION 6.01 AMENDMENT.

         (a) This Sale Agreement may be amended by the Seller and the Issuer, with the consent of the Trustee, provided written notice of the substance of the amendment is provided by the Issuer to each Rating Agency.

         (b) Prior to the execution of any amendment to this Sale Agreement, the Issuer and the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Sale Agreement. The Issuer and the Trustee may, but shall not be obligated to, enter into any such amendment which affects their own rights, duties or immunities under this Sale Agreement or otherwise.

         SECTION 6.02 NOTICES. Unless otherwise specifically provided herein, all notices, directions, consents and waivers required under the terms and provisions of this Sale Agreement shall be in English and in writing, and any such notice, direction, consent or waiver may be given by United States first-class mail, reputable overnight courier service, facsimile transmission or electronic mail (confirmed by telephone, United States first-class mail or reputable overnight courier service in the case of notice by facsimile transmission or electronic mail) or any other customary means of communication, and any such notice, direction, consent or waiver shall be effective when delivered or transmitted, or if mailed, five days after deposit in the United States first-class mail with proper postage for first-class mail prepaid:

     (a) in the case of the Seller, at Jersey Central Power & Light Company, 76 South Main Street, Akron, Ohio 44308, Attention: Treasurer;

     (b) in the case of the Issuer, at JCP&L Transition Funding LLC, 103 Foulk Road, Suite 202, Wilmington, Delaware 19803, with a copy to JCP&L Transition Funding LLC, c/o GPU Service, Inc., 76 South Main Street, Akron, Ohio 44308, Attention: Managers;

     (c) in the case of Moody's, at Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007;

     (d) in the case of Standard & Poor's, at Standard & Poor's, Structured Finance, ABS Surveillance Group, 55 Water Street, 41st Floor, New York, New York 10041-0003, Fax: 212-438-2664;

     (e) in the case of Fitch, at Fitch, Inc., One State Street Plaza, New York, New York 10004, Attention: ABS Surveillance; and

     (f) in the case the Trustee, at the address provided for notices or communications to the Trustee in Section 11.04(a) of the Indenture;

or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

         SECTION 6.03 ASSIGNMENT BY SELLER. Subject to Section 5.02, this Sale Agreement may not be assigned by the Seller.

         SECTION 6.04 ASSIGNMENT TO TRUSTEE. The Seller hereby acknowledges and consents to any pledge, assignment and grant of a security interest by the Issuer to the Trustee pursuant to the Indenture for the benefit of the Transition Bondholders of all right, title and interest of the Issuer in, to and under the Transferred Bondable Transition Property and the proceeds thereof and the assignment of any or all of the Issuer's rights hereunder to the Trustee.

         SECTION 6.05 LIMITATIONS ON RIGHTS OF OTHERS. The provisions of this Sale Agreement are solely for the benefit of the Seller, the Issuer and the Trustee, on behalf of itself and the Transition Bondholders, and nothing in this Sale Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Collateral or under or in respect of this Sale Agreement or any covenants, conditions or provisions contained herein.

         SECTION 6.06 SEVERABILITY. Any provision of this Sale Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 6.07 SEPARATE COUNTERPARTS. This Sale Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 6.08 HEADINGS. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         SECTION 6.09 GOVERNING LAW. THIS SALE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         SECTION 6.10 NONPETITION COVENANT. Notwithstanding any prior termination of this Sale Agreement or the Indenture, the Seller hereby covenants and agrees that it shall not, prior to the date which is one year and one day after the termination of the Indenture and the payment in full of the Transition Bonds, any other amounts owed under the Indenture, including, without limitation and any amounts owed to third-party credit enhancers, and any amounts owed under the Interest Rate Swap Agreement, acquiesce, petition or otherwise invoke or, cause the Issuer to invoke, the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or State bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of the property of the Issuer, or ordering the winding up or liquidation of the affairs of the Issuer.

         IN WITNESS WHEREOF, the parties hereto have caused this Sale Agreement to be duly executed and delivered by their respective duly authorized officers as of the date and year first above written.

                                      JCP&L TRANSITION FUNDING LLC,
                                      as Issuer


                                      By:
                                         ------------------------------
                                           Name:  Richard H. Marsh
                                           Title: Manager, Senior Vice President
                                                  and Chief Financial Officer

                                      JERSEY CENTRAL POWER & LIGHT COMPANY,
                                      as Seller


                                      By:
                                         ------------------------------
                                            Name:  Richard H. Marsh
                                            Title: Senior Vice President and
                                                   Chief Financial Officer

                                    EXHIBIT A

                                  BILL OF SALE


         For good and valuable consideration, the receipt of which is hereby acknowledged, JERSEY CENTRAL POWER & LIGHT COMPANY, a New Jersey corporation (the "Seller"), does hereby sell, assign, transfer and convey to JCP&L TRANSITION FUNDING LLC, a Delaware limited liability company (the "Issuer"), without recourse except as provided in the Bondable Transition Property Sale Agreement dated as of _________, 2002 (the "Sale Agreement") between the Issuer and the Seller, all of the Seller's right, title and interest in, to and under all of its Bondable Transition Property, which sale, assignment, transfer and conveyance of such Bondable Transition Property shall include, as provided in the Competition Act, the sale, assignment, transfer and conveyance of all of the Seller's right, title and interest in, to and under all revenues, collections, payments, money or proceeds arising under or with respect to the Transition Bond Charge related to such Bondable Transition Property, as the same may be adjusted from time to time in accordance with the Competition Act and the Financing Order, to have and to hold the same unto the Issuer and to the successors and assigns of the Issuer, forever.

         Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in Appendix A of the Indenture dated as of __________, 2002 between the Issuer and The Bank of New York, as Trustee.

         This Bill of Sale is governed by the laws of the State of New Jersey.

         IN WITNESS WHEREOF, the Seller has duly executed and delivered this Bill of Sale this ___ day of __________, 2002.

                                      JERSEY CENTRAL POWER & LIGHT COMPANY,
                                      as Seller


                                      By:
                                         ------------------------------
                                            Name:
                                            Title:


Accepted this ___ day of ________, 2002.

JCP&L TRANSITION FUNDING LLC,
as Issuer


By:
   -----------------------------------
    Name:
    Title: